Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 33 to Registration Statement No. 2-69062 of FAM Series Fund, Inc. (the “Fund”) (formerly Merrill Lynch Series Fund, Inc.) on Form N-1A of our report dated February 22, 2005 appearing in the December 31, 2004 Annual Report of the Mercury Equity Dividend Portfolio, Mercury Global Small Cap Portfolio, Mercury International Index Portfolio, Mercury Low Duration Portfolio, Mercury Mid Cap Value Opportunities Portfolio, and Mercury Small Cap Index Portfolio (six of the portfolios constituting the Fund), which is incorporated by reference in the Statement of Additional Information which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
April 22, 2005